Exhibit 23.2

CONSENT OF CATURANO AND COMPANY, P.C.

As independent registered public accountants, we hereby consent to the use of the report of Vitale, Caturano & Company, P.C. (whose name has been changed to Caturano and Company, P.C. effective May 1, 2009) dated September 26, 2007 (except with respect to the reverse stock split discussed in Note 9 as to which the date is December 15, 2008) on the consolidated balance sheet of Precision Optics Corporation, Inc. and subsidiaries as of June 30, 2007 and related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, included in or made a part of this registration statement on Form S-1 and related prospectus.

/s/ Caturano and Company, P.C.

CATURANO AND COMPANY, P.C.

Boston, Massachusetts

May 26, 2009

80 City Square  Boston, MA 02129-3742  P 617.912.9000  F 617.912.9001  www.caturanoandcompany.com

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